United Capital Corp. SC TO I
Exhibit 99.(a)(5)(iii)

OFFER TO PURCHASE FOR CASH
BY
UNITED CAPITAL CORP.
OF
UP TO 3,600,000 SHARES OF ITS COMMON STOCK
AT A PURCHASE PRICE OF $30.00 PER SHARE

THE TENDER OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JULY 25, 2011, UNLESS THE TENDER OFFER IS EXTENDED.

June 24, 2011

To Our Clients:

Enclosed for your consideration are the Offer to Purchase, dated June 24, 2011, and the related Letter of Transmittal, in connection with the tender offer by United Capital Corp., a Delaware corporation (“United Capital”, “us”, “our”, and “we”), to purchase up to 3,600,000 shares of its common stock, par value $0.10 per share, at a purchase price of $30.00 per share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal which, as amended and supplemented from time to time, together constitute the tender offer.

Only shares properly tendered and not properly withdrawn will be purchased, upon the terms and subject to the conditions of the tender offer, including the “odd lot” priority, proration and conditional tender provisions thereof.  Shares tendered but not purchased pursuant to the tender offer will be returned at United Capital’s expense promptly after the expiration date.

If the number of shares properly tendered and not properly withdrawn prior to the expiration date is fewer than or equal to 3,600,000 shares, United Capital will, upon the terms and subject to the conditions of the tender offer, purchase all such shares.

Upon the terms and subject to the conditions of the tender offer, if greater than 3,600,000 shares have been properly tendered and not properly withdrawn prior to the expiration date, United Capital will purchase properly tendered shares on the following basis.  First, United Capital will purchase all shares properly tendered and not properly withdrawn prior to the expiration date by any “odd lot” holder (a stockholder who owns beneficially or of record an aggregate of fewer than 100 shares) who (a) tenders all shares owned beneficially or of record by that odd lot holder (tenders of fewer than all the shares owned by that odd lot holder will not qualify for this preference) and (b) completes the section entitled “Odd Lots” in the Letter of Transmittal and, if applicable, in the Notice of Guaranteed Delivery. Second, after the purchase of all of the shares tendered by odd lot holders, subject to the conditional tender provisions described in Section 6 of the Offer to Purchase, United Capital will purchase all other shares properly tendered and not properly withdrawn prior to the expiration date, on a pro rata basis, with appropriate adjustments to avoid purchases of fractional shares, until United Capital has purchased 3,600,000 shares.  Third, only if necessary to permit United Capital to purchase 3,600,000 shares, United Capital will purchase shares conditionally tendered (for which the condition was not initially satisfied) and not properly withdrawn prior to the expiration date, by random lot, to the extent feasible.  To be eligible for purchase by random lot, stockholders whose shares are conditionally tendered must have tendered all of their shares.

We are the owner of record of shares held for your account.  As such, we are the only ones who can tender your shares, and then only pursuant to your instructions.  WE ARE SENDING YOU THE LETTER OF TRANSMITTAL FOR YOUR INFORMATION ONLY; YOU CANNOT USE IT TO TENDER SHARES WE HOLD FOR YOUR ACCOUNT.

Please instruct us as to whether you wish us to tender any or all of the shares we hold for your account upon the terms and subject to the conditions of the tender offer.

We call your attention to the following:

1.           The purchase price in the tender offer is $30.00 per share, net to you in cash, without interest.

2.           You should consult with your broker or other financial or tax advisor on the possibility of designating the priority in which your shares will be purchased in the event of proration.

3.           The tender offer is not conditioned upon obtaining financing or any minimum number of shares being tendered.  The tender offer is, however, subject to certain other conditions set forth in Section 7 of the Offer to Purchase.

4.           The tender offer and withdrawal rights with respect to the tender offer will expire at 5:00 p.m., New York City time, on July 25, 2011, unless the tender offer is extended.

5.           The tender offer is for 3,600,000 shares of common stock, constituting approximately 39.1% of United Capital’s outstanding common stock as of June 22, 2011.

6.           Tendering stockholders who are registered stockholders or who tender their shares directly to Continental Stock Transfer & Trust Company, the Depositary for the tender offer, will not be obligated to pay any brokerage commissions, solicitation fees, or, except as set forth in the Offer to Purchase and the Letter of Transmittal, stock transfer taxes with respect to the transfer and sale of shares to United Capital pursuant to the tender offer.

7.           If you own beneficially or of record an aggregate of fewer than 100 shares, and you instruct us to tender on your behalf all such shares and check the box captioned “Odd Lots” in the attached Instruction Form, United Capital, upon the terms and subject to the conditions of the tender offer, will accept all such shares for purchase before proration, if any, of the purchase of other shares properly tendered and not properly withdrawn.

8.           If you wish to condition your tender on all or a minimum number of your shares being purchased by United Capital, you may elect to do so by completing the section captioned “Conditional Tender” in the attached Instruction Form.  If, because of proration, the minimum number of shares designated will not be purchased, United Capital may accept conditional tenders by random lot, if necessary.  However, to be eligible for purchase by random lot, you must have tendered all of your shares of common stock and checked the box so indicating.

9.           The United Capital board of directors has approved the tender offer.  However, neither United Capital, United Capital’s board of directors, the Depositary nor the Information Agent makes any recommendation to you as to whether to tender or refrain from tendering any shares.  You should carefully evaluate all information in the Offer to Purchase and the related Letter of Transmittal, should consult with your own financial and tax advisors, and should make your own decisions about whether to tender shares, and, if so, how many shares to tender.

10.           The following directors and executive officers of United Capital have indicated their non-binding intention to tender the following number of shares: A.F. Petrocelli, United Capital’s Chairman of the Board of Directors, President and Chief Executive Officer and beneficial owner with his wife Beverly Petrocelli of 73% of our outstanding common stock, 1,054,000 shares (consisting of 1,054,000 shares underlying options); Michael T. Lamoretti, United Capital’s Vice President-Real Estate Operations and a Director, 149,000 shares (includes 134,000 shares underlying options); Howard M. Lorber, a Director, 178,000 shares (including 40,000 shares underlying options and 100,000 shares owned by Lorber Alpha II, L.P., an entity in which Mr. Lorber may be deemed a control person); Robert M. Mann, a Director, 41,400 shares (including 40,000 shares underlying options); Anthony J. Miceli, United Capital’s Vice President, Chief Financial Officer, Secretary and a Director, 156,900 shares (including 134,000 shares underlying options); Arnold S. Penner, a Director, 60,000 shares (including 40,000 shares underlying options); and Michael J. Weinbaum, United Capital’s Vice President-Real Estate Operations and a Director, 159,036 shares (including 134,000 shares underlying options).  In addition, the wives of Messrs. Lamoretti and Weinbaum as trustees for their minor children have indicated their non-binding intention to tender on behalf of their children 363,600 and 363,600 shares, respectively, held in trust for the benefit of their minor children.  There can be no assurance that the persons described above will in fact tender or sell the number of shares indicated.  See Sections 2 and 11.

If you wish to have us tender any or all of your shares, please so instruct us by completing, executing, detaching and returning to us the attached Instruction Form as promptly as possible.  If you authorize us to tender your shares, we will tender all such shares unless you specify otherwise on the attached Instruction Form.

All capitalized terms used and not defined herein shall have the same meanings as in the Offer to Purchase.

YOUR PROMPT ACTION IS REQUESTED.  YOUR INSTRUCTION FORM SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION DATE OF THE TENDER OFFER.  PLEASE NOTE THAT THE TENDER OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JULY 25, 2011, UNLESS UNITED CAPITAL EXTENDS THE OFFER.

The tender offer is being made solely under the Offer to Purchase and the related Letter of Transmittal and is being made to all record holders of shares.  The tender offer is not being made to, nor will tenders be accepted from or on behalf of, holders of shares residing in any jurisdiction in which the making of the tender offer or acceptance thereof would not be in compliance with the applicable laws of such jurisdiction.

INSTRUCTION FORM WITH RESPECT TO THE
OFFER TO PURCHASE FOR CASH
BY
UNITED CAPITAL CORP.
OF
UP TO 3,600,000 SHARES OF ITS COMMON STOCK
AT A PURCHASE PRICE OF $30.00 PER SHARE

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase, dated June 24, 2011, and the related Letter of Transmittal, in connection with the tender offer by United Capital Corp., a Delaware corporation (“United Capital”), to purchase up to 3,600,000 shares of its common stock, par value $0.10 per share, at a purchase price of $30.00 per share, net to the seller in cash, without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal which, as amended and supplemented from time to time, together constitute the tender offer.

The undersigned hereby instruct(s) you to tender to United Capital the number of shares indicated below or, if no number is indicated, all shares you hold for the account of the undersigned, under the terms and subject to the conditions of the tender offer.

Number of shares to be tendered by you for the account of the undersigned: _________ shares.  Unless otherwise indicated, it will be assumed that all shares held by us for your account are to be tendered.

ODD LOTS (See Instruction 14 of the Letter of Transmittal)
To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares. The undersigned either (check one box):
☐ is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered; or
☐
is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s) thereof, shares with respect to which it is the record holder, and (b) believes, based upon representations made to it by such beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 shares and is tendering all of such shares.

CONDITIONAL TENDER (See Instruction 13 of the Letter of Transmittal)
A stockholder may tender shares subject to the condition that a specified minimum number of the stockholder’s shares tendered pursuant to this Instruction Form must be purchased if any shares tendered are purchased from such stockholder, all as described in the Offer to Purchase, particularly in Section 6 thereof.  Any stockholder desiring to make a conditional tender must so indicate by checking the box below.  Unless the minimum number of shares indicated below is purchased by United Capital in the tender offer, none of the shares tendered by such stockholder will be purchased.  It is the stockholder’s responsibility to calculate the minimum number of shares that must be purchased if any are purchased.  Unless this box has been checked and a minimum specified, the stockholder’s tender will be deemed unconditional.

☐	The minimum number of shares that must be purchased from the undersigned, if any are purchased from the undersigned, is: __________ shares.
If, because of proration, the minimum number of shares designated will not be purchased, United Capital may accept conditional tenders by random lot, if necessary.  However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his or her shares and checked this box:

☐	The tendered shares represent all shares held by the undersigned.

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE TENDERING STOCKHOLDER.  IF DELIVERY IS BY MAIL, THEN REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED.  IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE DELIVERY.

Account Number(s):
Signature(s):
Name(s):
(Please Print)
Address(es):
(Including Zip Code)
Area Code/Phone Number(s): ( )
Taxpayer Identification or Social Security Number(s):
Dated: ______________________________________, 2011

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